Keurig Dr Pepper Inc.
Conflict Minerals Report
For the reporting period from January 1, 2021 to December 31, 2021

Introduction

Keurig Dr Pepper Inc. (the “Company,” “KDP,” “we,” “us” or “our”) is committed to sourcing products, components and materials from companies that share our values regarding respect for human rights, ethics and environmental responsibility. To that end, we are committed to the ethical sourcing of minerals including tin, tantalum, tungsten and gold. There is concern that these “Conflict Minerals” could originate from certain mines in the Democratic Republic of the Congo (“DRC”) or an adjoining country which are controlled by armed militias who use the proceeds from the sale of these minerals to fund ongoing conflict in the region.

KDP has prepared this Conflict Minerals Report (this “Report”) pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2021 to December 31, 2021 (the “Reporting Period”).

This Report describes KDP’s due diligence process and compliance with the Rule’s requirements. The Rule requires disclosure of certain information when a reporting company manufactures, or contracts to manufacture, products which contain the minerals specified in the Rule, if those minerals are necessary to the functionality or production of such products. The specified minerals, which the Company collectively refers to in this Report as “3TG,” are gold, as well as tin, tantalum, and tungsten, the derivatives of cassiterite, columbite-tantalite, and wolframite. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Reporting Scope

As described in this Report, certain 3TG are necessary to the functionality or production of products that the Company contracted to manufacture, or manufactured, during the Reporting Period. These products are the Company’s Keurig brewers and milk frother products, (such in-scope products, collectively, the “Covered Products”). There are no additional products that KDP contracted to manufacture, or manufactured, during the Reporting Period which are considered in-scope products according to the Rule.
Our Approach

KDP uses components and materials containing 3TG in its Covered Products but does not purchase 3TG directly from mines, smelters, or refiners. Therefore, we must collaborate with suppliers, industry peers, and other stakeholders as described in this Report to conduct appropriate due diligence on our upstream supply chains.

KDP is a member of the Responsible Minerals Initiative (“RMI”), a multi-industry initiative addressing Conflict Minerals issues in the supply chain (unique member code KEUR). The RMI’s Conflict Minerals Reporting Template (“CMRT”) is a widely-used standard form to collect information from the supply chain, including the names of 3TG smelters or refiners (“SORs”). RMI also manages the Responsible Minerals Assurance Process (“RMAP”), which uses independent third-party audits to assess whether 3TG SORs have systems in place to source 3TG in conformance with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Third Edition (“OECD Guidance”) 1. We use the CMRT to survey our suppliers and identify SORs in our supply chain, and the RMAP to determine the country of origin and conformance status of minerals.

In accordance with the Rule, KDP has in good faith conducted a reasonable country of origin inquiry (“RCOI”) regarding 3TG. This country of origin inquiry was designed to determine whether any of the 3TG used in the Covered Products originated in the Covered Countries and whether any of such 3TG may be from recycled or scrap sources. The Company also performed due diligence on the source and chain of custody of such 3TG based on the OECD Guidance and as described in more detail below.

Reasonable Country of Origin Inquiry

In 2021, KDP identified its direct suppliers believed or known to have provided materials, components or products which may contain Conflict Minerals, as well as one indirect component supplier with whom KDP engages directly (such direct suppliers and indirect supplier, collectively, the “Suppliers”). KDP requested that each Supplier submit information to KDP using the CMRT.

The information submitted by KDP’s Suppliers in their CMRTs included information gathered by those Suppliers about the smelters and refiners identified in their own supply chains which KDP utilized to conduct further due diligence. As described in more detail below, KDP’s Responsible Sourcing team reviewed and analyzed each CMRT received.

KDP compared the list of SORs reported by Suppliers against the RMI’s Smelter Database2 to first determine which of the reported entities are known to be true SORs of 3TG (“Eligible SORs”). The list of Eligible SORs that our Suppliers reported as being in their supply chains is set forth in Annex I. The list of countries from which KDP believes the 3TG in its Covered Products may have originated is set forth in Annex II. This information was obtained through KDP’s membership in the RMI, using the RCOI report dated April 25, 2022. Note that the RMI RCOI report only includes information for SORs that are “Conformant” according to RMAP. Through our RCOI, we found that:
–Some 3TG is sourced through SORs that are not yet RMAP-Conformant and therefore we have not yet determined the country of origin of those minerals;
–Some 3TG is sourced from RMAP-Conformant SORs, including SORs that source responsibly from the Covered Countries; and
–Some 3TG also may have originated from recycled or scrap sources.

Ultimately, KDP relies on the RMI RCOI data as the most accurate information for our RCOI.

1 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas Third Edition, 2016; https://www.oecd.org/daf/inv/mne/OECD-Due-Diligence-Guidance-Minerals-Edition3.pdf
2 The RMI Smelter Database was exported and referenced as of our cutoff date of April 25,2022: http://www.responsiblemineralsinitiative.org/members/smelter-database/

The information obtained from our Suppliers indicated that a portion of 3TG used in the Covered Products may have originated in the Covered Countries and were not exclusively from recycled or scrap sources, triggering the due diligence steps described in the following sections.

Due Diligence

Design of Due Diligence

KDP designed its due diligence measures in accordance with the OECD Guidance.

The OECD Guidance utilizes a five-step process for due diligence:

Step 1: Establish Strong Company Management Systems
Step 2: Identify and Assess Risks in the Supply Chain
Step 3: Design and Implement a Strategy to Respond to Identified Risks
Step 4: Carry Out Independent Third-Party Audit of Smelters’ and Refiners’ Due Diligence Practices
Step 5: Report Annually on Supply Chain Due Diligence

Below is a description of KDP’s due diligence measures performed for the Reporting Period.

Due Diligence Measures Performed

Step 1: Establish Strong Company Management Systems:

The Company has adopted a policy relating to 3TG incorporating the standards set forth in the OECD Guidance (the “Conflict Minerals Policy”). The Conflict Minerals Policy is available on KDP’s website at https://www.keurigdrpepper.com/en/our-company/ethics-and-compliance.

KDP’s Conflict Minerals Policy states in part that KDP is committed to: (1) supporting the aims and objectives of the U.S. legislation on the disclosure of 3TG; (2) not knowingly procuring 3TG that originates from facilities in the Covered Countries that are not considered conflict free; and (3) ensuring compliance with the KDP Conflict Minerals Policy.

Members from the Company’s Supply Chain, Legal, and Sustainability Teams were involved in the due diligence process, which was led by the Company’s Responsible Sourcing Team. Members of our Executive Leadership Team were briefed on the Company’s due diligence procedures and results, and reviewed and approved this Report.

Requirements related to Conflict Minerals and related due diligence activities are generally included in our most significant supplier contracts relating to Covered Products.

KDP has established a system of controls and transparency to determine the SORs in its 3TG supply chain by creating a process to engage Suppliers. KDP uses a third party software platform to collect, store, analyze and aggregate Supplier data for reporting purposes. It is also used to send automated reminders to Suppliers throughout the due diligence process.

KDP provided Suppliers with links to the RMI e-learning academy and other resources. Throughout the due diligence process, KDP also engaged in ongoing communication and provided support to its Suppliers to facilitate the completion of their CMRTs.

Suppliers and employees are encouraged to report any ethical concerns or violations by any KDP employee or agent acting on behalf of the supplier or KDP. Concerns or violations may be reported in the following ways:

•Online: KDRP.ethicspoint.com
•Mail: Attn: General Counsel | Keurig Dr Pepper | 6425 Hall of Fame Lane | Frisco, TX 75034
•Phone: U.S. & Canada: 800-349-4248 Outside of the U.S. & Canada: Dial your country’s AT&T direct access code available from http://www.business.att.com/collateral/access.html. Then, once prompted, dial 800-349-4248.

KDP retains Conflict Minerals documentation materials for five years after receipt.

Step 2: Identify and Assess Risks in the Supply Chain:

As described above, as part of its due diligence process KDP identified in scope Suppliers and requested that the Suppliers submit a completed CMRT.

Via our software platform, KDP then reviewed Suppliers’ completed CMRTs against a set of internally developed criteria for completeness and consistency.

For Suppliers that indicated in their responses that they or a supplier in their supply chain did use 3TG in their part(s) and/or product(s) during the Reporting Period and provided the applicable smelter or refiner information, the Company reconciled the reported SORs against the RMI Smelter Database, which contains RMAP SOR Conformance status. (Available to RMI members at http://www.responsiblemineralsinitiative.org/members/smelter-database/)

Step 3: Design and Implement a Strategy to Respond to Identified Risks:

Where SORs were reported that are not RMAP-Conformant or Active (engaged in the RMAP program but not yet audited), KDP sent a notice via the platform asking applicable Suppliers to either work with their supply-chain to request the smelter to participate in the RMAP audit program, and/or work to transition away from the smelter, depending on level of identified risk. There were also instances where inaccurate or outdated SOR information was reported to us, for example: smelters no longer in operation, or entities that could not be identified as known SORs. In these cases, we sent a notification to Suppliers asking them to work with their supply chain to obtain accurate smelter information. Our smelter action requests specified that we expect to see continuous improvement year over year in the reported smelter information.

In addition to the above, we also review our Suppliers’ CMRTs for due diligence activities, such as whether they have their own Conflict Minerals Policy. See the Due Diligence Results section below where we report on the number of Suppliers who provided a policy that indicates a commitment to reasonably ensuring that only conflict-free materials and components are used in products/parts that are sold to KDP.

Lastly, recognizing that the complexity of this issue requires a collaborative and cross-industry approach, we actively participate in the RMI’s China Smelter Engagement Team (the “China SET”). China SET’s purpose is to conduct coordinated outreach to SORs to encourage them to participate in RMAP or other equivalent third-party validation schemes. As a member of China SET, we work as the Single Point of Contact for three smelters to facilitate their engagement with RMI, including to communicate RMAP requirements to them, and to encourage them to maintain their status on the Conformant Smelter List.

Step 4: Carry Out Independent Third-Party Audit of Smelters’ and Refiners’ Due Diligence Practices

As a member of the RMI, KDP leverages information from the independent third party audits of the SORs facilitated by initiatives such as the RMI’s RMAP and the London Bullion Market Association (LBMA), or Responsible Jewelry Council (RJC).

Step 5: Report Annually on Supply Chain Due Diligence:

As discussed above, KDP is reporting on supply chain due diligence by publishing a Conflict Minerals Report for the Reporting Period on KDP’s corporate website
(https://www.keurigdrpepper.com/en/our-company/ethics-and-compliance).

Due Diligence Results

Smelter Overview

The total number of unique entities reported as SORs by the KDP supply base as a result of the 2021 survey was 382. Of these:
–334 or 87% have been confirmed as being Eligible SORs by the RMI,
–232 or 61% had been validated by the RMI RMAP program as Conformant to an RMI recognized audit protocol (RMAP, LBMA, or RJC),
–19 or 5% were in process of communication with RMAP, but had not achieved Conformant status as of April 25, 2022, and
–83 or 22% were not participating in the RMI RMAP program as of April 25th, 2022.

The remaining 48 or 13% of SORS were known to not be Eligible SORs due to temporary or permanent suspension of operations.

Figure 1: Smelter Overview by Status Type

A list of all 334 Eligible SORs identified during the due diligence process is included in Annex I to this Report.

Figure 2: Conformance Percentage by Metal Type

We also requested Suppliers provide a policy indicating their commitment to reasonably ensuring that only conflict free materials and components are used in products/parts sold to KDP. 100% of Suppliers provided a policy that meets this criterion, up from 80% in the prior year. 50% of our suppliers have made their Conflict Minerals policy public.

Future Due Diligence Improvements

KDP plans to continue to improve its due diligence measures by taking the following steps, among others:
–Continuing to engage with Suppliers to obtain current, accurate and complete information about our supply chain;
–Continuing to encourage Suppliers to improve their own due diligence processes including their own conflict minerals policy; and
–Continuing to encourage Suppliers to request non-Conformant smelters to participate in the RMAP audit program, and/or work to transition away from such SORs.

Determination

Based on the information obtained pursuant to the due diligence process described above, KDP believes that the SORs that may have been used to process the 3TG in KDP products include the SORs listed in Annex I below. The list of countries from which KDP believes the 3TG in their products may have originated, as well as any materials from recycled and scrap sources, is set forth in Annex II. The SOR information collected from our Suppliers continued to include a number of SORs that had not been audited and determined to be RMAP Conformant by the RMI, or any other recognized organization.
KDP has provided information as of the date of this Report. Subsequent events, such as the inability or unwillingness of any suppliers, smelters or refiners to comply with KDP’s Conflict Minerals Policy, may affect KDP’s future determinations.

ANNEX I
List of Smelters and Refiners

The table below represents a consolidated list of SORs (382 in total) identified by KDP’s Suppliers. The results are based on:
•Information provided by KDP’s Suppliers in their CMRTs; and
•The Conformance status indicated in the RMI Smelter Database as of April 25, 2022

“SOR Country” refers to the location of the SOR, not the source of minerals. Refer to Annex II for the list of countries from which 3TG may have originated.

SORs that have been validated by the RMAP program as Conformant (232 SORs):

Metal	SOR Name	Country	SOR ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Agosi AG	GERMANY	CID000035
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Dowa	JAPAN	CID000401
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359

Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd	JAPAN	CID001193
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	TSK Pretech	KOREA, REPUBLIC OF	CID003195
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	AMG Brasil	BRAZIL	CID001076
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CRM Synergies	SPAIN	CID003524
Tin	Dowa	JAPAN	CID000402
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774

Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827

Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830

SORs that are on CFSP3 Active List (19 SORs)

Metal	SOR Name	Country	SOR ID
Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Sancus ZFS (L?Orfebre, SA)	COLOMBIA	CID003529
Gold	WEEEREFINING	FRANCE	CID003615
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Masbro Alam Stania	INDONESIA	CID003380
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Timah Nusantara	INDONESIA	CID001486
Tin	Super Ligas	BRAZIL	CID002756
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	OOO Technolom 1	RUSSIAN FEDERATION	CID003614
Tungsten	OOO Technolom 2	RUSSIAN FEDERATION	CID003612

3 Smelters that were in process of communication with RMAP, but had not achieved Conformant status as of April 25, 2022

SORs that have not been validated by the RMAP program (83):

Metal	SOR Name	Country	SOR ID
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Caridad	MEXICO	CID000180
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Industrial Refining Company	BELGIUM	CID002587
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	JALAN & Company	INDIA	CID002893
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	K.A. Rasmussen	NORWAY	CID003497
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	MD Overseas	INDIA	CID003548
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Sai Refinery	INDIA	CID002853
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Sellem Industries	MAURITANIA	CID003540
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588c
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153

Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Value Trading	BELGIUM	CID003617
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	VIET NAM	CID002572
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	Artek LLC	RUSSIAN FEDERATION	CID003553
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281

Annex II:
Countries from which the minerals in the Covered Products may have originated

Based on RMI’s Reasonable County of Origin Inquiry report, dated April 25, 2022, the countries of origin of 3TG processed by SORs listed in Annex I are believed to include the countries identified below. Note that the RMI RCOI report only includes information for SORs that are “Conformant” according to RMAP.

Gold

Andorra	Czechia	Korea, Republic Of	Sweden
Australia	France	Mexico	Switzerland
Austria	Germany	Netherlands	Taiwan, Province of China
Belgium	India	Philippines	Thailand
Brazil	Indonesia	Poland	Turkey
Canada	Italy	Singapore	United Arab Emirates
Chile	Japan	South Africa	United States of America
China	Kazakhstan	Spain	Uzbekistan

Tantalum

Brazil	Germany	Kazakhstan	United States of America
China	India	Mexico
Estonia	Japan	Russian Federation

Tin

Belgium	Indonesia	Philippines	Taiwan, Province of China
Bolivia	Japan	Poland	Thailand
Brazil	Malaysia	Russian Federation	United States of America
China	Peru	Spain	Vietnam

Tungsten

Austria	China	Korea, Republic Of	United States of America
Brazil	Germany	Philippines	Vietnam
China	Japan	Russian Federation